UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     August 14, 2013

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Roberts Realty Investors, Inc., the registrant, conducts business through its operating partnership, Roberts Properties Residential, L.P.  On August 14, 2013, the operating partnership issued 354,817 units of limited partnership interest (“units”) in exchange for the contribution to the operating partnership of 584,385 common shares of the registrant by an “accredited investor,” as that term is defined in SEC Rule 501.  In issuing the units, the operating partnership relied on an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D under the Securities Act.  The issuance of the units was not effected using any form of general advertising or general solicitation.

Holders of units in the operating partnership (“unitholders”) generally have the right to require the operating partnership to redeem their units.  A unitholder who submits units for redemption will receive, at our election, either (a) 1.647 shares for each unit submitted for redemption (the “Conversion Factor”), or (b) cash for those units at their fair market value, based upon the then current trading price of the shares.  We have adopted a policy of issuing shares in exchange for units.  We also have the right, at our election, to issue shares in exchange for all outstanding units.

Our articles of incorporation limit ownership by any one shareholder to 3.7% of the outstanding shares of our common stock, with two exceptions.  First, Mr. Charles S. Roberts, our President and CEO, can beneficially own up to 35% of the outstanding shares.  Second, any shareholder who beneficially owned more than 3.7% of our outstanding common shares on July 22, 2004, the date that we filed an amendment to our articles of incorporation revising the ownership limits, can retain indefinitely the shares the shareholder owned as of that date but cannot increase that ownership in the future (other than by exchanging the units the shareholder owned on that date for shares).  Accordingly, a unitholder, including Mr. Roberts, cannot redeem units if upon their redemption the unitholder would hold more shares than permitted under the applicable percentage limit (subject to the exceptions as noted).

Consistent with the Conversion Factor noted above, the offering of units uses a “Contribution Factor” such that an accredited investor who contributes shares to the operating partnership will receive one unit for every 1.647 shares contributed.  The units referenced above were issued in accordance with the Contribution Factor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: August 14, 2013	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer